EXHIBIT 7.6

Map/Parcel ID Number: 13208B B010

Recordation Requested By/Return to:
STEWART TITLE COMPANY
500 N. BROADWAY, STE 900
ST. LOUIS, MO 63102
File No. TAIREF261082161

Send Tax Notices to:
Tirios Propco Series LLC - 1160 Gable, a series of Tirios Propco Series LLC
5900 BALCONES DRIVE, STE 100
AUSTIN, TX 78731

STATE OF Texas
COUNTY OF ______________

QUIT CLAIM DEED

THIS INDENTURE made the 18 day of September 2026, between **Tirios Atlas Acquisition, LLC a/k/a TIRIOS ATLAS ACQUISTION, LLC, a Delaware limited liability company**, whose principal address is 5900 BALCONES DR., SUITE 100, AUSTIN, TX 78731, as party or parties of the first part, hereinafter called Grantor, and **Tirios Propco Series LLC - 1160 Gable, a Series of Tirios Propco Series LLC, a Delaware limited liability company** whose principal address is 5900 BALCONES DRIVE STE 100, AUSTIN, TX 78731, as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors, and assigns where the context requires or permits).

WITNESSETH that: Grantor, for and in consideration of the sum of one dollar ($1.00) and other valuable considerations in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, by these presents does hereby remise, release and forever **QUITCLAIM** unto said Grantee, their heirs and assigns, all the right, title, interest, claim, or demand the said Grantor has or may have had in and to the following described property, to-wit:

ALL that tract or parcel of land lying and being in Land Lot 49 of the 12th District and Land Lot 208 of the 13th District, Clayton County, Georgia, being Lot 140, The Retreat at O'Hara Drive Subdivision, as per plat thereof recorded in Plat Book 37 pages 58-65, and revised Plat Book 37, pages 83-90 Clayton County, Georgia Records, which recorded plat is incorporated herein by reference and made a part of this description.

Being the same property conveyed to TIRIOS ATLAS ACQUISITION, LLC, a Delaware limited liability company by Limited Warranty Deed from LANDA APP LLC - 1160 GABLE TERRACE JONESBORO GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026, as Book 14193, Page 553.

Map/Parcel ID Number: 13208B B010
For information purposes only: 1160 GABLE TER, JONESBORO, GA 30236

TO HAVE AND TO HOLD the said described premises to grantee, their heirs, and assigns, so that neither Grantor, nor its successors or any person or persons claiming under grantor hereafter, by any way or means, have claim or demand any right, title, or interest in or to the aforesaid premises or appurtenances, or any parts thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor has signed and sealed this deed, the day and year first above written.

Signed, sealed, and delivered

September 18, 2026
In the presence of:

(Unofficial witness)

SHIKHA KOTHARI
(Unofficial witness)

(Notary Public)

Brenda S Paiz
(Notary Public)

My commission expires: 6/11/2030
(Notary seal)

Tirios Atlas Acquisition, LLC, a Delaware limited liability company

By: Tirios Atlas GP, LLC, a Delaware limited liability company
Its: Managing Member

By: Tirios Corporation, a Delaware limited liability company
Its: Managing Member

(seal)
Print Name: **Sachin Latawa**
Print Title: **Director**

BRENDA S PAIZ
Notary ID #128297083
My Commission Expires
June 11, 2030

(corporate seal)

This Instrument Prepared By:
REGINALD HARRION, GA Bar No. 863627
o/b/o BC LAW FIRM, P.A.
1803 S. KANNER HWY
STUART, FL 34994

Uniform Residential Appraisal Report

775892-58716335
File # 26080568

The purpose of this summary appraisal report is to provide the lender/client with an accurate, and adequately supported, opinion of the market value of the subject property.

SUBJECT

Property Address 1160 Gable Ter | City Jonesboro | State GA | Zip Code 30236

Borrower TIRIOS PROPCO SERIES LLC 1150 Gable | Owner of Public Record Tirios Atlas Acquisition Llc | County Clayton

Legal Description Dist. 13, LL 208, RETREAT AT OHARA, Lot 9 (Deed 10767/572)

Assessor's Parcel # 13-0208B-00B-010 | Tax Year 2025 | R.E. Taxes $ 4,212

Neighborhood Name Retreat Ohara | Map Reference 12054 | Census Tract 0406.30

Occupant [ ] Owner [X] Tenant [ ] Vacant | Special Assessments $ 0 | [X] PUD | HOA $ 150 | [X] per year [ ] per month

Property Rights Appraised [X] Fee Simple [ ] Leasehold [ ] Other (describe)

Assignment Type [ ] Purchase Transaction [X] Refinance Transaction [ ] Other (describe)

Lender/Client HouseMax Funding | Address 3711 S MoPac Expy Bldg 2 Ste400, Austin, TX 78746

Is the subject property currently offered for sale or has it been offered for sale in the twelve months prior to the effective date of this appraisal? [ ] Yes [X] No

Report data source(s) used, offering price(s), and date(s). There were no listings found for the subject property within one year of the effective date of appraisal. Sources: GaMls, Fmls and Online.

CONTRACT

I [ ] did [ ] did not analyze the contract for sale for the subject purchase transaction. Explain the results of the analysis of the contract for sale or why the analysis was not performed.

Contract Price $ | Date of Contract | Is the property seller the owner of public record? [ ] Yes [ ] No Data Source(s)

Is there any financial assistance (loan charges, sale concessions, gift or downpayment assistance, etc.) to be paid by any party on behalf of the borrower? [ ] Yes [ ] No

If Yes, report the total dollar amount and describe the items to be paid.

NEIGHBORHOOD

Note: Race and the racial composition of the neighborhood are not appraisal factors.

Neighborhood Characteristics				One-Unit Housing Trends				One-Unit Housing			Present Land Use %	
Location	[ ] Urban	[X] Suburban	[ ] Rural	Property Values	[ ] Increasing	[X] Stable	[ ] Declining	PRICE		AGE	One-Unit	70 %
Built-Up	[ ] Over 75%	[X] 25-75%	[ ] Under 25%	Demand/Supply	[ ] Shortage	[X] In Balance	[ ] Over Supply	$ (000)		(yrs)	2-4 Unit	2 %
Growth	[ ] Rapid	[X] Stable	[ ] Slow	Marketing Time	[X] Under 3 mths	[ ] 3-6 mths	[ ] Over 6 mths	27	Low	1	Multi-Family	3 %
								950	High	97	Commercial	5 %
								251	Pred.	18	Other	20 %

Neighborhood Boundaries The subject is located north of Spur 138 SE/Hwy 54, east of Tara Blvd, south of Battle Creek Rd, and west of Jonesboro Rd.

Neighborhood Description Subject's market is suburban and primarily owner occupied with single family residences that vary in quality, condition, age and GLA. Schools, shopping, and employment bases are within a 1-15 mile commute. Recreational activities which vary service the subject's market area. Other percentage within present land use analysis is vacant land.

Market Conditions (including support for the above conclusions) Subject's market is considered to be overall stable. Estimated market time is 0-6 months with supply currently equaling demand. All cash, FHA, and new conventional financing are prevalent.

SITE

Dimensions See Attached Plat for Dimensions | Area 5227 sf | Shape Triangular/Functional | View N;Res;

Specific Zoning Classification PUD | Zoning Description Single Family Residential

Zoning Compliance [X] Legal [ ] Legal Nonconforming (Grandfathered Use) [ ] No Zoning [ ] Illegal (describe)

Is the highest and best use of subject property as improved (or as proposed per plans and specifications) the present use? [X] Yes [ ] No If No, describe The relevant legal, physical and economic factors were analyzed. Current use of the subject property is the highest and best use. USPAP- Rule 2-2

Utilities	Public	Other (describe)		Public	Other (describe)	Off-site Improvements - Type	Public	Private
Electricity	[X]	[ ]	Water	[X]	[ ]	Street Asphalt	[X]	[ ]
Gas	[X]	[ ]	Sanitary Sewer	[X]	[ ]	Alley None	[ ]	[ ]

FEMA Special Flood Hazard Area [ ] Yes [X] No | FEMA Flood Zone X | FEMA Map # 13063C0086F | FEMA Map Date 06/07/2017

Are the utilities and off-site improvements typical for the market area? [X] Yes [ ] No If No, describe

Are there any adverse site conditions or external factors (easements, encroachments, environmental conditions, land uses, etc.)? [ ] Yes [X] No If Yes, describe

Drainage and utility easements are typical for the area and don't adversely affect the subject's marketability. No adverse easements or encroachments were noted.

IMPROVEMENTS

General Description		Foundation		Exterior Description	materials/condition	Interior	materials/condition
Units [X] One [ ] One with Accessory Unit		[X] Concrete Slab	[ ] Crawl Space	Foundation Walls	Poured Conc -avg	Floors	Vinyl/Carpet-avg
# of Stories	2	[ ] Full Basement	[ ] Partial Basement	Exterior Walls	Hardboard/Frm-avg	Walls	Drywall-avg
Type [X] Det. [ ] Att. [ ] S-Det./End Unit		Basement Area	0 sq.ft.	Roof Surface	Asphalt Shingle-avg	Trim/Finish	Wood/Paint-avg
[X] Existing [ ] Proposed [ ] Under Const.		Basement Finish	0 %	Gutters & Downspouts	metal/adqt-avg	Bath Floor	Lino-avg
Design (Style)	Georgian	[ ] Outside Entry/Exit	[ ] Sump Pump	Window Type	DbleHng-avg	Bath Wainscot	Fbrgls/Tile-avg
Year Built	2007	Evidence of [ ] Infestation		Storm Sash/Insulated	No/Yes-avg	Car Storage	[ ] None
Effective Age (Yrs)	12	[ ] Dampness [ ] Settlement		Screens	Alum-avg	[X] Driveway	# of Cars 2
Attic	[ ] None	Heating [X] FWA [ ] HWBB [ ] Radiant		Amenities	[ ] Woodstove(s) # 0	Driveway Surface	Concrete
[X] Drop Stair	[ ] Stairs	[ ] Other	Fuel Gas	[X] Fireplace(s) # 1	[X] Fence Wood	[X] Garage	# of Cars 2
[ ] Floor	[ ] Scuttle	Cooling [X] Central Air Conditioning		[X] Patio/Deck Open	[X] Porch Cvd	[ ] Carport	# of Cars 0
[ ] Finished	[ ] Heated	[ ] Individual	[ ] Other	[ ] Pool None	[ ] Other None	[X] Att. [ ] Det.	[ ] Built-in

Appliances [ ] Refrigerator [X] Range/Oven [X] Dishwasher [X] Disposal [X] Microwave [ ] Washer/Dryer [ ] Other (describe)

Finished area above grade contains: 6 Rooms 3 Bedrooms 2.1 Bath(s) 1,923 Square Feet of Gross Living Area Above Grade

Additional features (special energy efficient items, etc.). Measurements were obtained using the ANSI method. Additional features include: Insulated windows, ceilings and attic.

Describe the condition of the property (including needed repairs, deterioration, renovations, remodeling, etc.). C4;No updates in the prior 15 years;Subject is an average quality home considered to be in overall average condition. Maintenance and repairs appear adequate and ongoing with no needed repairs observed at time of inspection. At the time of inspection the utilities were on and functioning and the appliances appeared functional. No recent upgrades or improvements.

Are there any physical deficiencies or adverse conditions that affect the livability, soundness, or structural integrity of the property? [ ] Yes [X] No If Yes, describe

The subject appears to be structurally sound, with no apparent adverse conditions affecting the livability of the property. Note: the appraiser is not acting as a home inspector. Conclusions are based on readily observable conditions which could be determined in a normal appraisal-type inspection.

Does the property generally conform to the neighborhood (functional utility, style, condition, use, construction, etc.)? [X] Yes [ ] No If No, describe

Functional utility is acceptable, with adequately sized rooms, ample closet space and an efficient layout. This dwelling effectively fulfills the functional and aesthetic expectations of purchasers in this price range.

Uniform Residential Appraisal Report

775892-58716335
File # 26080568

There are 5 comparable properties currently offered for sale in the subject neighborhood ranging in price from $ 149,900 to $ 490,000 .
There are 27 comparable sales in the subject neighborhood within the past twelve months ranging in sale price from $ 152,000 to $ 458,000 .

FEATURE	SUBJECT	COMPARABLE SALE # 1		COMPARABLE SALE # 2		COMPARABLE SALE # 3	
Address	1160 Gable Ter Jonesboro, GA 30236	3935 Alderwoods Dr Jonesboro, GA 30236		1161 Gable Ter Jonesboro, GA 30236		7728 Town Ct Jonesboro, GA 30236	
Proximity to Subject		2.04 miles NW		0.03 miles E		0.37 miles SW	
Sale Price	$		$ 240,000		$ 312,000		$ 273,000
Sale Price/Gross Liv. Area	$ sq.ft.	$ 129.87 sq.ft.		$ 139.78 sq.ft.		$ 160.21 sq.ft.	
Data Source(s)		GAMLS#10767217;DOM 8		GAMLS# 10643242;DOM 46		GAMLS#10597072;DOM 0	
Verification Source(s)		Doc#14277-245/CoreLogic Public		Doc#14149-513/CoreLogic Public		Doc#14183-240/CoreLogic Public	
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment
Sales or Financing Concessions		ArmLth Conv;12000		ArmLth FHA;0		ArmLth FHA;7000	
Date of Sale/Time		s07/26;Unk		s01/26;Unk		s03/26;Unk	
Location	N;Res;	N;Res;		N;Res;		N;Res;	
Leasehold/Fee Simple	Fee Simple	Fee Simple		Fee Simple		Fee Simple	
Site	5227 sf	7013 sf	0	4727 sf	0	13068 sf	0
View	N;Res;	N;Res;		N;Res;		N;Res;	
Design (Style)	DT2;Georgian	DT2;Georgian		DT2;Georgian		DT2;Georgian	
Quality of Construction	Q4	Q4		Q4		Q4	
Actual Age	19	20	0	19		23	0
Condition	C4	C4		C3	-25,000	C3	-25,000
Above Grade Room Count (Total / Bdrms. / Baths)	6 / 3 / 2.1	6 / 3 / 2.1		8 / 4 / 2.1	-10,000	7 / 4 / 2.1	-10,000
Gross Living Area	1,923 sq.ft.	1,848 sq.ft.	0	2,232 sq.ft.	-15,450	1,704 sq.ft.	+10,950
Basement & Finished Rooms Below Grade	0sf	0sf		0sf		0sf	
Functional Utility	Adequate	Adequate		Adequate		Adequate	
Heating/Cooling	FWA-cent A/C	FWA-cent A/C		FWA-cent A/C		FWA-cent A/C	
Energy Efficient Items	Ceiling Fans	Ceiling Fans		Ceiling Fans		Ceiling Fans	
Garage/Carport	2ga2dw	2ga2dw		2ga2dw		2ga2dw	
Porch/Patio/Deck	Porch/Patio	Stoop/Patio	0	Porch/Patio		Porch/Patio	
Fireplace(s)	1 Fireplace(s)	1 Fireplace(s)		1 Fireplace(s)		1 Fireplace(s)	
Other Improvements	Fence	None	+5,000	Fence		Fence	
Net Adjustment (Total)		☒ + ☐ -	$ 5,000	☐ + ☒ -	$ -50,450	☐ + ☒ -	$ -24,050
Adjusted Sale Price of Comparables		Net Adj. 2.1 % Gross Adj. 2.1 %	$ 245,000	Net Adj. 16.2 % Gross Adj. 16.2 %	$ 261,550	Net Adj. 8.8 % Gross Adj. 16.8 %	$ 248,950

I ☒ did ☐ did not research the sale or transfer history of the subject property and comparable sales. If not, explain

My research ☒ did ☐ did not reveal any prior sales or transfers of the subject property for the three years prior to the effective date of this appraisal.
Data Source(s) Corelogic Public Records
My research ☒ did ☐ did not reveal any prior sales or transfers of the comparable sales for the year prior to the date of sale of the comparable sale.
Data Source(s) Tax Record, FMLS, GAMLS, www.gsccca.org, CompFlo

Report the results of the research and analysis of the prior sale or transfer history of the subject property and comparable sales (report additional prior sales on page 3).

ITEM	SUBJECT	COMPARABLE SALE #1	COMPARABLE SALE #2	COMPARABLE SALE #3
Date of Prior Sale/Transfer	03/06/2026		09/29/2025	12/09/2022
Price of Prior Sale/Transfer	$164,410		$191,000	$232,500
Data Source(s)	Corelogic Public Records	Corelogic Public Records	Corelogic Public Records	CoreLogic Public Records
Effective Date of Data Source(s)	08/25/2026	08/25/2026	08/25/2026	08/25/2026

Analysis of prior sale or transfer history of the subject property and comparable sales Corelogic public records indicate the subject's most recent transfer occurred on 3/6/2026 (limited warranty deed - doc #14193-553 recorded on 3/20/2026). The last transfer was via a limited warranty deed from Landa App LLC 1160 instrument to Tirios Atlas Acquisition LLC. No improvements or updates made. No change in condition. Comp 2 transferred from Carrington Marques I to Carter Inspired Homes LLC on 09/29/2025 for $191,000. It was subsequently renovated and exposed to the market. This is common for this market. The adjustment amount was derived from apired sales. No impact on the subject's marketable value.

Summary of Sales Comparison Approach The result of this analysis is in consideration of the compiled data addressing recent competitive sales of like homes in the subject's market. The sales comparison result is representative of the most likely sale price that the subject property would achieve with adquate market exposure. There have been a limited number of similar sales in the subject market within the past 6 months. The distance / time parameter was expanded to utilize sale of homes that are similar in age, style, features, quality of construction and site size. Adjustments have been applied on the basis of condition, gross living area, site size, exterior features and finishes, number of bathrooms and bedrooms, as applicable to each. The value was derived from analyzing all closed sales. Although comp 1 exceeds the recommended one mile radius, it is located in the same market, and have the same or similar influences, therefore, there is no adverse impact on the subject's marketable value. The adjustment amounts were derived from paired sales.

Indicated Value by Sales Comparison Approach $ 251,000

Indicated Value by: Sales Comparison Approach $ 251,000 Cost Approach (if developed) $ 251,524 Income Approach (if developed) $ 0

All three approaches to value have been considered. Most emphasis has been placed on the sales comparison analysis as it best reflects actions of buyers and sellers in the marketplace. This appraisal was prepared in conformity with the Georgia Real Estate Appraiser Classification and Regulation Act and the rules and regulations of the Georgia Real Estate Appraisers Board and USPAP.

This appraisal is made ☒ "as is", ☐ subject to completion per plans and specifications on the basis of a hypothetical condition that the improvements have been completed, ☐ subject to the following repairs or alterations on the basis of a hypothetical condition that the repairs or alterations have been completed, or ☐ subject to the following required inspection based on the extraordinary assumption that the condition or deficiency does not require alteration or repair: The subject is an exsisting home. All utilities and mechanicals were turned on and functioning at the time of inspection.

Based on a complete visual inspection of the interior and exterior areas of the subject property, defined scope of work, statement of assumptions and limiting conditions, and appraiser's certification, my (our) opinion of the market value, as defined, of the real property that is the subject of this report is $ 251,000 , as of 08/25/2026 , which is the date of inspection and the effective date of this appraisal.

ADDITIONAL COMMENTS

This appraisal considers all applicable approaches to value and develops the appropriate approaches as defined by USPAP.

It should be noted that seller concessions less than 6% are typical in the Atlanta market; therefore, no adjustment is applied (see FNMA 1004MC).

CompFlo/2nd Gen are the preferred data sources for gross living area. These databases consist of information directly from appraisers and are considered more reliable than tax records. Tax records have been known to consistently add the below grade finished basement into the GLA, which is unacceptable based on FNMA guidelines.

Exposure time is a retrospective opinion based on an analysis of past events assuming a competitive and open market.

Definition of EXPOSURE TIME: estimated length of time that the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal.

The appraiser has determined that the subject property would have to be exposed for 0 - 90 days (goal marketing time) on the open market in order to have a market value of $251,000 on the effective date of this appraisal.

There is ample financing available in the market at this time, with typical loans at 80% - 90% loan to value ratio and interest rates of 3% - 8% (which may include discount points) per Bankrate.com as of 12/01/2024. Discount points and sales concessions are not a major factor in this area and are considered typical at 6% or less. There are some adjustable rate mortgages available.

MY ANALYSES, OPINIONS, AND CONCLUSIONS WERE DEVELOPED, AND THIS REPORT HAS BEEN PREPARED, IN CONFORMITY WITH THE GEORGIA REAL ESTATE APPRAISER CLASSIFICATION AND REGULATION ACT AND THE RULES AND REGULATIONS OF THE GEORGIA REAL ESTATE APPRAISERS BOARD. Paragraph 539 - 3 - .02 (1) (m), effective August 1, 2006.

According to FMLS/GA MLS, there may have been instances of sales in the market area of the subject property in which sales of the same property occurred within six months of each other and such transactions had an increase in sales price of more than 25%. [Paragraph 539-3-.02(1)(c) 2.f., Georgia Real Estate Appraiser Classification and Regulation Act and the Rules and Regulations of the Georgia Real Estate Appraisers Board as amended August 1, 2006]. Typically these transactions involve homes removed for new construction or purchased for renovation/repairs and resold for profit.

Fee Paid: $450

AMC Registration Number: N/A

COST APPROACH TO VALUE (not required by Fannie Mae)

Provide adequate information for the lender/client to replicate the below cost figures and calculations.

Support for the opinion of site value (summary of comparable land sales or other methods for estimating site value) The subject is located in an established neighborhood and no site sales have taken place in the past several years; therefore an accurate site value cannot be determined. The appraiser estimates the site value based on the extraction method.

ESTIMATED ☐ REPRODUCTION OR ☒ REPLACEMENT COST NEW

Source of cost data: DwellingCost.com

Quality rating from cost service: 4.0 Effective date of cost data: Current

Comments on Cost Approach (gross living area calculations, depreciation, etc.)

The cost approach has been populated using the latest edition of Dwellingcost.com. The cost approach has only been utilized due to client criteria and no weight has been placed on this approach. Measurements were taken and reported to the nearest tenth of a foot and the final square footage calculations were reported to the nearest whole square foot per (ANSI Z765-2021).

OPINION OF SITE VALUE			=$	28,000
DWELLING	1,923 Sq.Ft. @ $	127.49	=$	245,163
Slab	0 Sq.Ft. @ $	0.00	=$	
Built-Ins			=$	15,000
Garage/Carport	400 Sq.Ft. @ $	32.48	=$	12,992
Total Estimate of Cost-New			=$	273,155
Less: Physical / Functional / External				
Depreciation	54,631		=$(	54,631)
Depreciated Cost of Improvements			=$	218,524
"As-is" Value of Site Improvements			=$	5,000
INDICATED VALUE BY COST APPROACH			=$	251,524

Estimated Remaining Economic Life (HUD and VA only): 48 Years

INCOME APPROACH TO VALUE (not required by Fannie Mae)

Estimated Monthly Market Rent $ 1,975 X Gross Rent Multiplier 0 = $ 0 Indicated Value by Income Approach

Summary of Income Approach (including support for market rent and GRM) The Income Approach was considered but not utilized due to a lack of rental comparables and a lack of homes which sold while rented, which is necessary to develop a GRM.

PROJECT INFORMATION FOR PUDs (if applicable)

Is the developer/builder in control of the Homeowners' Association (HOA)? ☐ Yes ☒ No Unit type(s) ☒ Detached ☐ Attached

Provide the following information for PUDs ONLY if the developer/builder is in control of the HOA and the subject property is an attached dwelling unit.

Legal Name of Project

Total number of phases | Total number of units | Total number of units sold

Total number of units rented | Total number of units for sale | Data source(s)

Was the project created by the conversion of existing building(s) into a PUD? ☐ Yes ☐ No If Yes, date of conversion.

Does the project contain any multi-dwelling units? ☐ Yes ☐ No Data Source

Are the units, common elements, and recreation facilities complete? ☐ Yes ☐ No If No, describe the status of completion.

Are the common elements leased to or by the Homeowners' Association? ☐ Yes ☐ No If Yes, describe the rental terms and options.

Describe common elements and recreational facilities.

This report form is designed to report an appraisal of a one-unit property or a one-unit property with an accessory unit; including a unit in a planned unit development (PUD). This report form is not designed to report an appraisal of a manufactured home or a unit in a condominium or cooperative project.

This appraisal report is subject to the following scope of work, intended use, intended user, definition of market value, statement of assumptions and limiting conditions, and certifications. Modifications, additions, or deletions to the intended use, intended user, definition of market value, or assumptions and limiting conditions are not permitted. The appraiser may expand the scope of work to include any additional research or analysis necessary based on the complexity of this appraisal assignment. Modifications or deletions to the certifications are also not permitted. However, additional certifications that do not constitute material alterations to this appraisal report, such as those required by law or those related to the appraiser's continuing education or membership in an appraisal organization, are permitted.

SCOPE OF WORK: The scope of work for this appraisal is defined by the complexity of this appraisal assignment and the reporting requirements of this appraisal report form, including the following definition of market value, statement of assumptions and limiting conditions, and certifications. The appraiser must, at a minimum: (1) perform a complete visual inspection of the interior and exterior areas of the subject property, (2) inspect the neighborhood, (3) inspect each of the comparable sales from at least the street, (4) research, verify, and analyze data from reliable public and/or private sources, and (5) report his or her analysis, opinions, and conclusions in this appraisal report.

INTENDED USE: The intended use of this appraisal report is for the lender/client to evaluate the property that is the subject of this appraisal for a mortgage finance transaction.

INTENDED USER: The intended user of this appraisal report is the lender/client.

DEFINITION OF MARKET VALUE: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what he or she considers his or her own best interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.

*Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment.

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS: The appraiser's certification in this report is subject to the following assumptions and limiting conditions:

1. The appraiser will not be responsible for matters of a legal nature that affect either the property being appraised or the title to it, except for information that he or she became aware of during the research involved in performing this appraisal. The appraiser assumes that the title is good and marketable and will not render any opinions about the title.

2. The appraiser has provided a sketch in this appraisal report to show the approximate dimensions of the improvements. The sketch is included only to assist the reader in visualizing the property and understanding the appraiser's determination of its size.

3. The appraiser has examined the available flood maps that are provided by the Federal Emergency Management Agency (or other data sources) and has noted in this appraisal report whether any portion of the subject site is located in an identified Special Flood Hazard Area. Because the appraiser is not a surveyor, he or she makes no guarantees, express or implied, regarding this determination.

4. The appraiser will not give testimony or appear in court because he or she made an appraisal of the property in question, unless specific arrangements to do so have been made beforehand, or as otherwise required by law.

5. The appraiser has noted in this appraisal report any adverse conditions (such as needed repairs, deterioration, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property or that he or she became aware of during the research involved in performing the appraisal. Unless otherwise stated in this appraisal report, the appraiser has no knowledge of any hidden or unapparent physical deficiencies or adverse conditions of the property (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) that would make the property less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, express or implied. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, this appraisal report must not be considered as an environmental assessment of the property.

6. The appraiser has based his or her appraisal report and valuation conclusion for an appraisal that is subject to satisfactory completion, repairs, or alterations on the assumption that the completion, repairs, or alterations of the subject property will be performed in a professional manner.

APPRAISER'S CERTIFICATION: The Appraiser certifies and agrees that:

1. I have, at a minimum, developed and reported this appraisal in accordance with the scope of work requirements stated in this appraisal report.

2. I performed a complete visual inspection of the interior and exterior areas of the subject property. I reported the condition of the improvements in factual, specific terms. I identified and reported the physical deficiencies that could affect the livability, soundness, or structural integrity of the property.

3. I performed this appraisal in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

4. I developed my opinion of the market value of the real property that is the subject of this report based on the sales comparison approach to value. I have adequate comparable market data to develop a reliable sales comparison approach for this appraisal assignment. I further certify that I considered the cost and income approaches to value but did not develop them, unless otherwise indicated in this report.

5. I researched, verified, analyzed, and reported on any current agreement for sale for the subject property, any offering for sale of the subject property in the twelve months prior to the effective date of this appraisal, and the prior sales of the subject property for a minimum of three years prior to the effective date of this appraisal, unless otherwise indicated in this report.

6. I researched, verified, analyzed, and reported on the prior sales of the comparable sales for a minimum of one year prior to the date of sale of the comparable sale, unless otherwise indicated in this report.

7. I selected and used comparable sales that are locationally, physically, and functionally the most similar to the subject property.

8. I have not used comparable sales that were the result of combining a land sale with the contract purchase price of a home that has been built or will be built on the land.

9. I have reported adjustments to the comparable sales that reflect the market's reaction to the differences between the subject property and the comparable sales.

10. I verified, from a disinterested source, all information in this report that was provided by parties who have a financial interest in the sale or financing of the subject property.

11. I have knowledge and experience in appraising this type of property in this market area.

12. I am aware of, and have access to, the necessary and appropriate public and private data sources, such as multiple listing services, tax assessment records, public land records and other such data sources for the area in which the property is located.

13. I obtained the information, estimates, and opinions furnished by other parties and expressed in this appraisal report from reliable sources that I believe to be true and correct.

14. I have taken into consideration the factors that have an impact on value with respect to the subject neighborhood, subject property, and the proximity of the subject property to adverse influences in the development of my opinion of market value. I have noted in this appraisal report any adverse conditions (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) observed during the inspection of the subject property or that I became aware of during the research involved in performing this appraisal. I have considered these adverse conditions in my analysis of the property value, and have reported on the effect of the conditions on the value and marketability of the subject property.

15. I have not knowingly withheld any significant information from this appraisal report and, to the best of my knowledge, all statements and information in this appraisal report are true and correct.

16. I stated in this appraisal report my own personal, unbiased, and professional analysis, opinions, and conclusions, which are subject only to the assumptions and limiting conditions in this appraisal report.

17. I have no present or prospective interest in the property that is the subject of this report, and I have no present or prospective personal interest or bias with respect to the participants in the transaction. I did not base, either partially or completely, my analysis and/or opinion of market value in this appraisal report on the race, color, religion, sex, age, marital status, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property or of the present owners or occupants of the properties in the vicinity of the subject property or on any other basis prohibited by law.

18. My employment and/or compensation for performing this appraisal or any future or anticipated appraisals was not conditioned on any agreement or understanding, written or otherwise, that I would report (or present analysis supporting) a predetermined specific value, a predetermined minimum value, a range or direction in value, a value that favors the cause of any party, or the attainment of a specific result or occurrence of a specific subsequent event (such as approval of a pending mortgage loan application).

19. I personally prepared all conclusions and opinions about the real estate that were set forth in this appraisal report. If I relied on significant real property appraisal assistance from any individual or individuals in the performance of this appraisal or the preparation of this appraisal report, I have named such individual(s) and disclosed the specific tasks performed in this appraisal report. I certify that any individual so named is qualified to perform the tasks. I have not authorized anyone to make a change to any item in this appraisal report; therefore, any change made to this appraisal is unauthorized and I will take no responsibility for it.

20. I identified the lender/client in this appraisal report who is the individual, organization, or agent for the organization that ordered and will receive this appraisal report.

21. The lender/client may disclose or distribute this appraisal report to: the borrower; another lender at the request of the borrower; the mortgagee or its successors and assigns; mortgage insurers; government sponsored enterprises; other secondary market participants; data collection or reporting services; professional appraisal organizations; any department, agency, or instrumentality of the United States; and any state, the District of Columbia, or other jurisdictions; without having to obtain the appraiser's or supervisory appraiser's (if applicable) consent. Such consent must be obtained before this appraisal report may be disclosed or distributed to any other party (including, but not limited to, the public through advertising, public relations, news, sales, or other media).

22. I am aware that any disclosure or distribution of this appraisal report by me or the lender/client may be subject to certain laws and regulations. Further, I am also subject to the provisions of the Uniform Standards of Professional Appraisal Practice that pertain to disclosure or distribution by me.

23. The borrower, another lender at the request of the borrower, the mortgagee or its successors and assigns, mortgage insurers, government sponsored enterprises, and other secondary market participants may rely on this appraisal report as part of any mortgage finance transaction that involves any one or more of these parties.

24. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

25. Any intentional or negligent misrepresentation(s) contained in this appraisal report may result in civil liability and/or criminal penalties including, but not limited to, fine or imprisonment or both under the provisions of Title 18, United States Code, Section 1001, et seq., or similar state laws.

SUPERVISORY APPRAISER'S CERTIFICATION: The Supervisory Appraiser certifies and agrees that:

1. I directly supervised the appraiser for this appraisal assignment, have read the appraisal report, and agree with the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

2. I accept full responsibility for the contents of this appraisal report including, but not limited to, the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

3. The appraiser identified in this appraisal report is either a sub-contractor or an employee of the supervisory appraiser (or the appraisal firm), is qualified to perform this appraisal, and is acceptable to perform this appraisal under the applicable state law.

4. This appraisal report complies with the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

5. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

APPRAISER

Signature
Name Ryan L Paul
Company Name DS Murphy,LLC
Company Address 5400 Laurel Springs Pkwy, Suite 108
Suwanee, GA 30024
Telephone Number (678) 584-5900
Email Address rpaul@dsmurphy.com
Date of Signature and Report 08/31/2026
Effective Date of Appraisal 08/25/2026
State Certification # CR233358
or State License #
or Other (describe) State #
State GA
Expiration Date of Certification or License 02/28/2027

ADDRESS OF PROPERTY APPRAISED

1160 Gable Ter
Jonesboro, GA 30236

APPRAISED VALUE OF SUBJECT PROPERTY $ 251,000

LENDER/CLIENT

Name No AMC
Company Name HouseMax Funding
Company Address 3711 S MoPac Expy Bldg 2 Ste400, Austin, TX 78746
Email Address landon@housemaxusa.com

SUPERVISORY APPRAISER (ONLY IF REQUIRED)

Signature
Name
Company Name
Company Address
Telephone Number
Email Address
Date of Signature
State Certification #
or State License #
State
Expiration Date of Certification or License

SUBJECT PROPERTY

☐ Did not inspect subject property
☐ Did inspect exterior of subject property from street
Date of Inspection
☐ Did inspect interior and exterior of subject property
Date of Inspection

COMPARABLE SALES

☐ Did not inspect exterior of comparable sales from street
☐ Did inspect exterior of comparable sales from street
Date of Inspection

SALES COMPARISON APPROACH

FEATURE	SUBJECT	COMPARABLE SALE # 4		COMPARABLE SALE # 5		COMPARABLE SALE # 6	
Address	1160 Gable Ter Jonesboro, GA 30236	7391 Garnet Dr Jonesboro, GA 30236		1141 Gable Ter Jonesboro, GA 30236		7590 Crimson Ct Jonesboro, GA 30236	
Proximity to Subject		0.15 miles SE		0.04 miles SE		0.12 miles E	
Sale Price	$		$ 295,000		$ 307,500		$ 305,000
Sale Price/Gross Liv. Area	$ sq.ft.	$ 132.17 sq.ft.		$ 156.09 sq.ft.		$ 133.19 sq.ft.	
Data Source(s)		GAMLS #10627430;DOM 73		GAMLS#10829295;DOM 7		GAMLS#10782897;DOM 78	
Verification Source(s)		Doc#14170-530/CoreLogic Public		Doc#12739-905/CoreLogic Public		Doc#10702-242/CoreLogic Public	
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment
Sales or Financing Concessions		ArmLth FHA;12000		Listing		Listing	
Date of Sale/Time		s02/26;Unk		Active		Active	
Location	N;Res;	N;Res;		N;Res;		N;Res;	
Leasehold/Fee Simple	Fee Simple	Fee Simple		Fee Simple		Fee Simple	
Site	5227 sf	5921 sf	0	5718 sf	0	4792 sf	0
View	N;Res;	N;Res;		N;Res;		N;Res;	
Design (Style)	DT2;Georgian	DT2;Georgian		DT2;Georgian		DT2;Georgian	
Quality of Construction	Q4	Q4		Q4		Q4	
Actual Age	19	20	0	19		20	0
Condition	C4	C3	-25,000	C3	-25,000	C3	-25,000
Above Grade Room Count (Total / Bdrms. / Baths)	6 / 3 / 2.1	7 / 4 / 2.1	-10,000	6 / 3 / 2.1		7 / 4 / 2.1	-10,000
Gross Living Area	1,923 sq.ft.	2,232 sq.ft.	-15,450	1,970 sq.ft.	0	2,290 sq.ft.	-18,350
Basement & Finished Rooms Below Grade	0sf	0sf		0sf		0sf	
Functional Utility	Adequate	Adequate		Adequate		Adequate	
Heating/Cooling	FWA-cent A/C	FWA-cent A/C		FWA-cent A/C		FWA-cent A/C	
Energy Efficient Items	Ceiling Fans	Ceiling Fans		Ceiling Fans		Ceiling Fans	
Garage/Carport	2ga2dw	2ga2dw		2ga2dw		2ga2dw	
Porch/Patio/Deck	Porch/Patio	Porch/Patio		Porch/Patio		Porch/Patio	
Fireplace(s)	1 Fireplace(s)	1 Fireplace(s)		1 Fireplace(s)		1 Fireplace(s)	
Other Improvements	Fence	None	+5,000	Fence		Fence	
Net Adjustment (Total)		☐ + ☒ -	$ -45,450	☐ + ☒ -	$ -25,000	☐ + ☒ -	$ -53,350
Adjusted Sale Price of Comparables		Net Adj. 15.4 % Gross Adj. 18.8 %	$ 249,550	Net Adj. 8.1 % Gross Adj. 8.1 %	$ 282,500	Net Adj. 17.5 % Gross Adj. 17.5 %	$ 251,650

Report the results of the research and analysis of the prior sale or transfer history of the subject property and comparable sales (report additional prior sales on page 3).

SALE HISTORY

ITEM	SUBJECT	COMPARABLE SALE # 4	COMPARABLE SALE # 5	COMPARABLE SALE # 6
Date of Prior Sale/Transfer	03/06/2026		12/31/2007	04/15/2014
Price of Prior Sale/Transfer	$164,410		$140,700	$193,702
Data Source(s)	Corelogic Public Records	Corelogic Public Records	Corelogic Public Records	Corelogic Public Records
Effective Date of Data Source(s)	08/25/2026	08/25/2026	08/25/2026	08/25/2026

Analysis of prior sale or transfer history of the subject property and comparable sales Sale comparables 5 and 6 are active / pending listing in the subjects market area and was included to further support estimated market value. It represents the upper limit of this market. Typically pending sales prices are adjusted to the contract price therefore no sales price/ratio adjustment was warranted. According to market data, homes appear to be selling at approximately 97% of the list price to sales price therefore no negotiation adjustment was made.

ANALYSIS / COMMENTS

Analysis/Comments Ideally, the appraiser uses the principle of substitution, identifying properties that have sold within the market that are reasonable substitutes for the subject property. As market-derived, relevant characteristics within the sales grid for each of the comparable properties are compared to the subject property, each of the differences found with the comparables are considered and adjusted where appropriate to mirror the subject. Only those differences that are recognized by the majority of buyers willing to pay more or less for the improvement are adjusted upward or downward in terms of price within the market of the subject property. These items are then adjusted for within the sales comparison grid.

In determining adjustments for the sales analysis within the form, the appraiser researches the market for paired or matched sales within the market. These sales must be as nearly identical as possible so that the appraisal can readily isolate small differences and determine from nearly identical properties what the market is willing to pay for a difference between the subject property and a comparable used within the sales analysis.

Although it is nearly impossible to perform an objective paired-sales analysis on every comparable for every difference to the subject property, this is the basis for which adjustments are to be derived within the market. In highly unique properties, in which there are significant differences between the subject and comparable properties, a matched-pair or paired-sales analysis to determine adjustments for the sales comparison grid may be nearly impossible.

SINGLE FAMILY COMPARABLE RENT SCHEDULE

775892-58716335
File # 26080568

This form is intended to provide the appraiser with a familiar format to estimate the market rent of the subject property. Adjustments should be made only for items of significant difference between the comparables and the subject property.

ITEM	SUBJECT	COMPARABLE NO. 1		COMPARABLE NO. 2		COMPARABLE NO. 3	
Address	1160 Gable Ter Jonesboro, GA 30236	1152 Gable Ter Jonesboro, GA 30236		1510 Persimmon Trce Morrow, GA 30260		7641 Garnet Dr Jonesboro, GA 30236	
Proximity to Subject		0.01 miles S		0.99 miles NE		0.09 miles SW	
Date Lease Begins Date Lease Expires	05/26/2026 05/25/2027	03/10/2026 Year to Year		04/30/2026 Year to Year		01/14/2026 Year to Year	
Monthly Rental	If Currently Rented: $ 1,800	$ 2,040		$ 2,015		$ 2,040	
Less: Utilities Furniture	$	$		$		$	
Adjusted Monthly Rent	$ 1,800	$ 2,040		$ 2,015		$ 2,040	
Data Source	GaMls, Fmls Site Inspection	GMLS#10707015; DOM 9 tax, GSCCCA, Compflo, RLP		GMLS#10754133; DOM 53 tax, GSCCCA, Compflo, RLP		GMLS#10671578; DOM 9 tax, GSCCCA, Compflo, RLP	
RENT ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-)$ Adjust.	DESCRIPTION	+(-)$ Adjust.	DESCRIPTION	+(-)$ Adjust.
Rent Concessions							
Location/View	N;Res; N;Res;	N;Res; N;Res;		N;Res; N;Res;		N;Res; N;Res;	
Design and Appeal	DT2;Georgian	DT2;Georgian		DT2;Georgian		DT2;Georgian	
Age/Condition	19 C4	19 C4		12 C4		19 C4	
Above Grade Room Count (Total / Bdrms / Baths)	6 / 3 / 2.1	7 / 4 / 2.1	-50	7 / 4 / 2.1	-50	7 / 4 / 2.1	-50
Gross Living Area	1,923 Sq. Ft.	1,970 Sq. Ft.		1,888 Sq. Ft.		2,290 Sq. Ft.	
Other (e.g., basement, etc.)	0sf	0sf		0sf		0sf	
Other:	2 Car Garage	2 Car Garage		2 Car Garage		2 Car Garage	
Net Adj. (total)		☐ + ☒ -	$ -50	☐ + ☒ -	$ -50	☐ + ☒ -	$ -50
Indicated Monthly Market Rent			$ 1,990		$ 1,965		$ 1,990

Comments on market data, including the range of rents for single family properties, an estimate of vacancy for single family rental properties, the general trend of rents and vacancy, and support for the above adjustments. (Rent concessions should be adjusted to the market, not to the subject property.) The subject is rented in line with market rents. Market rent in the subject's immediate neighborhood and market area for a similar property is between $1965 - $1990. Vacancy rate is estimated to be less than 5%.

Final Reconciliation of Market Rent: Market rents may sometimes differ from actual rents. Rent concessions are negotiated between parties involved with the transaction. The subject is rented in line with market rents. Market rent in the subject's immediate neighborhood and market area for a similar property is between $1965 - $1990.

I (WE) ESTIMATE THE MONTHLY MARKET RENT OF THE SUBJECT AS OF 08/25/2026 TO BE $ 1,975

Appraiser(s)		Review Appraiser (If applicable)	
SIGNATURE		SIGNATURE	
NAME	Ryan L Paul Certified Residential	NAME	
Date Property Inspected	08/25/2026	Date Property Inspected	
Report Signed	08/31/2026	Report Signed	
License or Certification #	CR233358	License or Certification #	
State	GA	State	
Expiration Date of License or Certification	02/28/2027	Expiration Date of License or Certification	
		Review Appraiser	☐ Did ☐ Did Not Inspect Subject Property

Building Sketch

Borrower	TIRIOS PROPCO SERIES LLC 1150 Gable						
Property Address	1160 Gable Ter						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						



26'
Concrete Patio
[208 Sq ft]
8'
8'
26'
Family
Bath (half)
29'
36'
Dining
Kitchen
20'
7'
6'
Cvd Porch
2 Car Attached
[400 Sq ft]
20'
6'
20'
First Floor
[796 Sq ft]
26'
Staircase
Bedroom
Bath
Nook
42'
44'
Laundry
Bath
Bedroom
Bedroom
6'
5'
15'
Second Floor
[1127 Sq ft]

TOTAL Sketch by a la mode

Area Calculations Summary

Living Area		Calculation Details
First Floor	796 Sq ft	26 × 29 = 754 7 × 6 = 42
Second Floor	1127 Sq ft	26 × 42 = 1092 1 × 5 = 5 2 × 15 = 30
Total Living Area (Rounded):	**1923 Sq ft**	
Non-living Area		
Cvd Porch	36 Sq ft	6 × 6 = 36
Concrete Patio	208 Sq ft	26 × 8 = 208
2 Car Attached	400 Sq ft	20 × 20 = 400

Market Conditions Addendum to the Appraisal Report

File No. 775892-58716335
26080568

The purpose of this addendum is to provide the lender/client with a clear and accurate understanding of the market trends and conditions prevalent in the subject neighborhood. This is a required addendum for all appraisal reports with an effective date on or after April 1, 2009.

Property Address: 1160 Gable Ter | City: Jonesboro | State: GA | ZIP Code: 30236

Borrower: TIRIOS PROPCO SERIES LLC 1150 Gable

Instructions: The appraiser must use the information required on this form as the basis for his/her conclusions, and must provide support for those conclusions, regarding housing trends and overall market conditions as reported in the Neighborhood section of the appraisal report form. The appraiser must fill in all the information to the extent it is available and reliable and must provide analysis as indicated below. If any required data is unavailable or is considered unreliable, the appraiser must provide an explanation. It is recognized that not all data sources will be able to provide data for the shaded areas below; if it is available, however, the appraiser must include the data in the analysis. If data sources provide the required information as an average instead of the median, the appraiser should report the available figure and identify it as an average. Sales and listings must be properties that compete with the subject property, determined by applying the criteria that would be used by a prospective buyer of the subject property. The appraiser must explain any anomalies in the data, such as seasonal markets, new construction, foreclosures, etc.

MARKET RESEARCH & ANALYSIS

Inventory Analysis	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)	10	9	8	☐ Increasing	☒ Stable	☐ Declining
Absorption Rate (Total Sales/Months)	1.67	3.00	2.67	☐ Increasing	☒ Stable	☐ Declining
Total # of Comparable Active Listings	5	11	5	☐ Declining	☒ Stable	☐ Increasing
Months of Housing Supply (Total Listings/Ab.Rate)	3.0	3.7	1.9	☐ Declining	☒ Stable	☐ Increasing
Median Sale & List Price, DOM, Sale/List %	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Median Comparable Sale Price	$245,950	$250,000	$259,950	☐ Increasing	☒ Stable	☐ Declining
Median Comparable Sales Days on Market	13	7	9	☐ Declining	☒ Stable	☐ Increasing
Median Comparable List Price	$235,000	$258,900	$258,500	☐ Increasing	☒ Stable	☐ Declining
Median Comparable Listings Days on Market	44	32	47	☐ Declining	☒ Stable	☐ Increasing
Median Sale Price as % of List Price	100%	103%	100%	☐ Increasing	☒ Stable	☐ Declining
Seller-(developer, builder, etc.)paid financial assistance prevalent?	☒ Yes	☐ No		☐ Declining	☒ Stable	☐ Increasing

Explain in detail the seller concessions trends for the past 12 months (e.g., seller contributions increased from 3% to 5%, increasing use of buydowns, closing costs, condo fees, options, etc.). Sellers median concessions have rdeclined over the past 12 months ranging from 1.7%-6.54%. Typical concessions for the Atlanta Market range from 0-6%.

Are foreclosure sales (REO sales) a factor in the market? ☐ Yes ☒ No If yes, explain (including the trends in listings and sales of foreclosed properties).

There have been some foreclosure activity in the subject market over the past year; any effect on market value caused by foreclosure activity is reflected in the sales price of the comparable sales and the list price of current active listings; however, no foreclosed property was used in this report

Cite data sources for above information. The FMLS MLS system is the data source used for the information on this addendum.

Summarize the above information as support for your conclusions in the Neighborhood section of the appraisal report form. If you used any additional information, such as an analysis of pending sales and/or expired and withdrawn listings, to formulate your conclusions, provide both an explanation and support for your conclusions.

The data utilized in the tables above was extracted from Gamls Pro/Fmls. This data is considered reliable by the appraiser's peer group.The amount of research to analyze this information is consistent with "normal course of business"of peer group. The analysis of some portions is limited to the lack of data and/or search features of the MLS system. The accuracy of the data above is solely dependent upon the accuracy and timeliness of the data provided by the users of the MLS systems. When possible the appraiser included in the analysis any pending sales, expired and withdrawn listings in order to have a more thorough understanding and awareness of current and past market trends. All of these factors combined have an impact on the opinion of the market's trends and the final opinion of value

CONDO/CO-OP PROJECTS

If the subject is a unit in a condominium or cooperative project , complete the following: **Project Name:**

Subject Project Data	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)				☐ Increasing	☐ Stable	☐ Declining
Absorption Rate (Total Sales/Months)				☐ Increasing	☐ Stable	☐ Declining
Total # of Active Comparable Listings				☐ Declining	☐ Stable	☐ Increasing
Months of Unit Supply (Total Listings/Ab.Rate)				☐ Declining	☐ Stable	☐ Increasing

Are foreclosure sales (REO sales) a factor in the project? ☐ Yes ☐ No If yes, indicate the number of REO listings and explain the trends in listings and sales of foreclosed properties.

Summarize the above trends and address the impact on the subject unit and project.

APPRAISER

Signature	[signature]	Signature	
Appraiser Name	Ryan L Paul	Supervisory Appraiser Name	
Company Name	DS Murphy,LLC	Company Name	
Company Address	5400 Laurel Springs Pkwy, Suite 108, Suwanee, GA	Company Address	
State License/Certification #	CR233358 State GA	State License/Certification #	State
Email Address	rpaul@dsmurphy.com	Email Address	

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Condition Ratings and Definitions

C1

The improvements have been recently constructed and have not been previously occupied. The entire structure and all components are new and the dwelling features no physical depreciation.

Note: Newly constructed improvements that feature recycled or previously used materials and/or components can be considered new dwellings provided that the dwelling is placed on a 100 percent new foundation and the recycled materials and the recycled components have been rehabilitated/remanufactured into like-new condition. Improvements that have not been previously occupied are not considered "new" if they have any significant physical depreciation (that is, newly constructed dwellings that have been vacant for an extended period of time without adequate maintenance or upkeep).

C2

The improvements feature no deferred maintenance, little or no physical depreciation, and require no repairs. Virtually all building components are new or have been recently repaired, refinished, or rehabilitated. All outdated components and finishes have been updated and/or replaced with components that meet current standards. Dwellings in this category are either almost new or have been recently completely renovated and are similar in condition to new construction.

Note: The improvements represent a relatively new property that is well maintained with no deferred maintenance and little or no physical depreciation, or an older property that has been recently completely renovated.

C3

The improvements are well maintained and feature limited physical depreciation due to normal wear and tear. Some components, but not every major building component, may be updated or recently rehabilitated. The structure has been well maintained.

Note: The improvement is in its first-cycle of replacing short-lived building components (appliances, floor coverings, HVAC, etc.) and is being well maintained. Its estimated effective age is less than its actual age. It also may reflect a property in which the majority of short-lived building components have been replaced but not to the level of a complete renovation.

C4

The improvements feature some minor deferred maintenance and physical deterioration due to normal wear and tear. The dwelling has been adequately maintained and requires only minimal repairs to building components/mechanical systems and cosmetic repairs. All major building components have been adequately maintained and are functionally adequate.

Note: The estimated effective age may be close to or equal to its actual age. It reflects a property in which some of the short-lived building components have been replaced, and some short-lived building components are at or near the end of their physical life expectancy; however, they still function adequately. Most minor repairs have been addressed on an ongoing basis resulting in an adequately maintained property.

C5

The improvements feature obvious deferred maintenance and are in need of some significant repairs. Some building components need repairs, rehabilitation, or updating. The functional utility and overall livability is somewhat diminished due to condition, but the dwelling remains useable and functional as a residence.

Note: Some significant repairs are needed to the improvements due to the lack of adequate maintenance. It reflects a property in which many of its short-lived building components are at the end of or have exceeded their physical life expectancy but remain functional.

C6

The improvements have substantial damage or deferred maintenance with deficiencies or defects that are severe enough to affect the safety, soundness, or structural integrity of the improvements. The improvements are in need of substantial repairs and rehabilitation, including many or most major components.

Note: Substantial repairs are needed to the improvements due to the lack of adequate maintenance or property damage. It reflects a property with conditions severe enough to affect the safety, soundness, or structural integrity of the improvements.

Quality Ratings and Definitions

Q1

Dwellings with this quality rating are usually unique structures that are individually designed by an architect for a specified user. Such residences typically are constructed from detailed architectural plans and specifications and feature an exceptionally high level of workmanship and exceptionally high-grade materials throughout the interior and exterior of the structure. The design features exceptionally high-quality exterior refinements and ornamentation, and exceptionally high-quality interior refinements. The workmanship, materials, and finishes throughout the dwelling are of exceptionally high quality.

Q2

Dwellings with this quality rating are often custom designed for construction on an individual property owner's site. However, dwellings in this quality grade are also found in high-quality tract developments featuring residence constructed from individual plans or from highly modified or upgraded plans. The design features detailed, high quality exterior ornamentation, high-quality interior refinements, and detail. The workmanship, materials, and finishes throughout the dwelling are generally of high or very high quality.

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Quality Ratings and Definitions (continued)

Q3

Dwellings with this quality rating are residences of higher quality built from individual or readily available designer plans in above-standard residential tract developments or on an individual property owner's site. The design includes significant exterior ornamentation and interiors that are well finished. The workmanship exceeds acceptable standards and many materials and finishes throughout the dwelling have been upgraded from "stock" standards.

Q4

Dwellings with this quality rating meet or exceed the requirements of applicable building codes. Standard or modified standard building plans are utilized and the design includes adequate fenestration and some exterior ornamentation and interior refinements. Materials, workmanship, finish, and equipment are of stock or builder grade and may feature some upgrades.

Q5

Dwellings with this quality rating feature economy of construction and basic functionality as main considerations. Such dwellings feature a plain design using readily available or basic floor plans featuring minimal fenestration and basic finishes with minimal exterior ornamentation and limited interior detail. These dwellings meet minimum building codes and are constructed with inexpensive, stock materials with limited refinements and upgrades.

Q6

Dwellings with this quality rating are of basic quality and lower cost; some may not be suitable for year-round occupancy. Such dwellings are often built with simple plans or without plans, often utilizing the lowest quality building materials. Such dwellings are often built or expanded by persons who are professionally unskilled or possess only minimal construction skills. Electrical, plumbing, and other mechanical systems and equipment may be minimal or non-existent. Older dwellings may feature one or more substandard or non-conforming additions to the original structure

Definitions of Not Updated, Updated, and Remodeled

Not Updated

Little or no updating or modernization. This description includes, but is not limited to, new homes.

Residential properties of fifteen years of age or less often reflect an original condition with no updating, if no major components have been replaced or updated. Those over fifteen years of age are also considered not updated if the appliances, fixtures, and finishes are predominantly dated. An area that is 'Not Updated' may still be well maintained and fully functional, and this rating does not necessarily imply deferred maintenance or physical/functional deterioration.

Updated

The area of the home has been modified to meet current market expectations. These modifications are limited in terms of both scope and cost.

An updated area of the home should have an improved look and feel, or functional utility. Changes that constitute updates include refurbishment and/or replacing components to meet existing market expectations. Updates do not include significant alterations to the existing structure.

Remodeled

Significant finish and/or structural changes have been made that increase utility and appeal through complete replacement and/or expansion.

A remodeled area reflects fundamental changes that include multiple alterations. These alterations may include some or all of the following: replacement of a major component (cabinet(s), bathtub, or bathroom tile), relocation of plumbing/gas fixtures/appliances, significant structural alterations (relocating walls, and/or the addition of) square footage). This would include a complete gutting and rebuild.

Explanation of Bathroom Count

Three-quarter baths are counted as a full bath in all cases. Quarter baths (baths that feature only a toilet) are not included in the bathroom count. The number of full and half baths is reported by separating the two values using a period, where the full bath count is represented to the left of the period and the half bath count is represented to the right of the period.

Example:
3.2 indicates three full baths and two half baths.

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Abbreviations Used in Data Standardization Text

Abbreviation	Full Name	Fields Where This Abbreviation May Appear
A	Adverse	Location & View
ac	Acres	Area, Site
AdjPrk	Adjacent to Park	Location
AdjPwr	Adjacent to Power Lines	Location
ArmLth	Arms Length Sale	Sale or Financing Concessions
AT	Attached Structure	Design (Style)
B	Beneficial	Location & View
ba	Bathroom(s)	Basement & Finished Rooms Below Grade
br	Bedroom	Basement & Finished Rooms Below Grade
BsyRd	Busy Road	Location
c	Contracted Date	Date of Sale/Time
Cash	Cash	Sale or Financing Concessions
Comm	Commercial Influence	Location
Conv	Conventional	Sale or Financing Concessions
cp	Carport	Garage/Carport
CrtOrd	Court Ordered Sale	Sale or Financing Concessions
CtySky	City View Skyline View	View
CtyStr	City Street View	View
cv	Covered	Garage/Carport
DOM	Days On Market	Data Sources
DT	Detached Structure	Design (Style)
dw	Driveway	Garage/Carport
e	Expiration Date	Date of Sale/Time
Estate	Estate Sale	Sale or Financing Concessions
FHA	Federal Housing Authority	Sale or Financing Concessions
g	Garage	Garage/Carport
ga	Attached Garage	Garage/Carport
gbi	Built-in Garage	Garage/Carport
gd	Detached Garage	Garage/Carport
GlfCse	Golf Course	Location
Glfvw	Golf Course View	View
GR	Garden	Design (Style)
HR	High Rise	Design (Style)
in	Interior Only Stairs	Basement & Finished Rooms Below Grade
Ind	Industrial	Location & View
Listing	Listing	Sale or Financing Concessions
Lndfl	Landfill	Location
LtdSght	Limited Sight	View
MR	Mid-rise	Design (Style)
Mtn	Mountain View	View
N	Neutral	Location & View
NonArm	Non-Arms Length Sale	Sale or Financing Concessions
o	Other	Basement & Finished Rooms Below Grade
O	Other	Design (Style)
op	Open	Garage/Carport
Prk	Park View	View
Pstrl	Pastoral View	View
PwrLn	Power Lines	View
PubTrn	Public Transportation	Location
Relo	Relocation Sale	Sale or Financing Concessions
REO	REO Sale	Sale or Financing Concessions
Res	Residential	Location & View
RH	USDA - Rural Housing	Sale or Financing Concessions
rr	Recreational (Rec) Room	Basement & Finished Rooms Below Grade
RT	Row or Townhouse	Design (Style)
s	Settlement Date	Date of Sale/Time
SD	Semi-detached Structure	Design (Style)
Short	Short Sale	Sale or Financing Concessions
sf	Square Feet	Area, Site, Basement
sqm	Square Meters	Area, Site
Unk	Unknown	Date of Sale/Time
VA	Veterans Administration	Sale or Financing Concessions
w	Withdrawn Date	Date of Sale/Time
wo	Walk Out Basement	Basement & Finished Rooms Below Grade
Woods	Woods View	View
Wtr	Water View	View
WtrFr	Water Frontage	Location
wu	Walk Up Basement	Basement & Finished Rooms Below Grade

Borrower	TIRIOS PROPCO SERIES LLC 1150 Gable			File No.	26080568		
Property Address	1160 Gable Ter						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						

APPRAISAL AND REPORT IDENTIFICATION

This Report is one of the following types:

☒ Appraisal Report (A written report prepared under Standards Rule 2-2(a) , pursuant to the Scope of Work, as disclosed elsewhere in this report.)

☐ Restricted Appraisal Report (A written report prepared under Standards Rule 2-2(b) , pursuant to the Scope of Work, as disclosed elsewhere in this report, restricted to the stated intended use only by the specified client and any other named intended user(s).)

Comments on Standards Rule 2-3

I certify that, to the best of my knowledge and belief:
- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- Unless otherwise indicated, I have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved.
- Unless otherwise indicated, I have performed no services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.
- I have no bias with respect to the property that is the subject of this report or the parties involved with this assignment.
- My engagement in this assignment was not contingent upon developing or reporting predetermined results.
- My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice that were in effect at the time this report was prepared.
- Unless otherwise indicated, I have made a personal inspection of the property that is the subject of this report.
- Unless otherwise indicated, no one provided significant real property appraisal assistance to the person(s) signing this certification (if there are exceptions, the name of each individual providing significant real property appraisal assistance is stated elsewhere in this report).

Reasonable Exposure Time (USPAP defines Exposure Time as the estimated length of time that the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal.)

My Opinion of Reasonable Exposure Time for the subject property at the market value stated in this report is: 0-3 Months

****SEE RECONCILIATION****

Comments on Appraisal and Report Identification

Note any USPAP-related issues requiring disclosure and any state mandated requirements:

****SEE ADDITIONAL COMMENTS PAGE****

~ I did not base, either partially or completely, my analysis and/or the opinion of value in the appraisal report on the race, color, religion, sex, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property, or of the present owners or occupants of the properties in the vicinity of the subject property.
~ As of the date of this report, I have completed the continuing education program for the State of Georgia compliance.
~ I certify, as the appraiser, that I have completed all aspects of this valuation, including reconciling my opinion of value, free of influence from the client, client's representatives, borrower, or any other party to the transaction.

NOTES ON ELECTRONIC SIGNATURES
It should be noted that D.S. Murphy, LLC utilizes electronic signatures. This appraiser certifies that safeguards for the protection and affixation of the signature dictated by USPAP have been observed. All signatures are password protected and accessible only to the corresponding appraiser. We request that all clients and underwriters accept the electronic signatures as the equivalent to standard ink pen signed signatures. Standard signatures are available upon request.

APPRAISER:	SUPERVISORY or CO-APPRAISER (if applicable):
Signature: [signature]	Signature:
Name: Ryan L Paul, Certified Residential	Name:
State Certification #: CR233358	State Certification #:
or State License #:	or State License #:
State: GA Expiration Date of Certification or License: 02/28/2027	State: Expiration Date of Certification or License:
Date of Signature and Report: 08/31/2026	Date of Signature:
Effective Date of Appraisal: 08/25/2026	
Inspection of Subject: ☐ None ☒ Interior and Exterior ☐ Exterior-Only	Inspection of Subject: ☐ None ☐ Interior and Exterior ☐ Exterior-Only
Date of Inspection (if applicable): 08/25/2026	Date of Inspection (if applicable):

APPRAISER DISCLOSURE STATEMENT

Where applicable, information contained in this form may be required in conjunction with appraisal assignments or specialized services performed by a state-certified or state-licensed real estate appraiser.

Name of Appraiser: Ryan L Paul

Class of Certification/Licensure:
- ☐ Certified General
- ☒ Certified Residential
- ☐ Licensed Residential
- ☐ Licensed Trainee or Assistant
- ☐ Temporary ☐ General ☐ Licensed

Certification/Licensure Number: CR233358

Certification/Licensure State: GA Expires: 02/28/2027

Scope: This Report
- ☒ is within the scope of my Certification or License
- ☐ is not within the scope of my Certification or License

Service Provided By:
- ☒ Disinterested & Unbiased Third Party
- ☐ Interested & Biased Third Party
- ☐ Interested Third Party on Contingent Fee Basis

If applicable, Appraisal Management Company Number: ______________________

If applicable, select one of the following:
- ☒ The actual fee paid to the appraiser for this appraisal assignment or specialized service was: $ 450.00 or;
- ☐ The appraiser is employed by the appraisal management company on an employee and employer basis for the performance of this appraisal, and was not paid a fee.

Signature of person preparing and reporting the Appraisal:

Appraiser Independence Certification

I do hereby certify, I have followed the appraiser independence safeguards in compliance with Appraisal Independence and any applicable state laws I may be required to comply with. This includes but is not limited to the following:

- I am currently licensed and/or certified by the state in which the property to be appraised is located My license is the appropriate license for the appraisal assignment(s) and is reflected on the appraisal report.
- I certify that there have been no sanctions against me for any reason that would impair my ability to perform appraisals pursuant to the required guidelines.

I assert that no employee, director, officer, or agent of HouseMax Funding, or any other third party acting as joint venture partner, independent contractor, appraisal management company, or partner on behalf of HouseMax Funding, influenced, or attempted to influence the development, reporting, result, or review of my appraisal through coercion, extortion, collusion, compensation, inducement, intimidation, bribery, or in any other manner.

I further assert that HouseMax Funding has never participated in any of the following prohibited behavior in our business relationship:

1) Withholding or threatening to withhold timely payment or partial payment for an appraisal report;

2) Withholding or threatening to withhold future business with me, or demoting or terminating or threatening to demote or terminate me;

3) Expressly or impliedly promising future business, promotions, or increased compensation for myself;

4) Conditioning the ordering of my appraisal report or the payment of my appraisal fee or salary or bonus on the opinion, conclusion, or valuation to be reached, or on a preliminary value estimate requested from me;

5) Requesting that I provide an estimated, predetermined, or desired valuation in an appraisal report prior to the completion of the appraisal report, or requesting that I provide estimated values or comparable sales at any time prior to my completion of an appraisal report;

6) Provided me an anticipated, estimated, encouraged, or desired value for a subject property or a proposed or target amount to be loaned to the borrower, except that a copy of the sales contract for purchase transactions may be provided;

7) Provided to me, or my appraisal company, or any entity or person related to me as appraiser, appraisal company, stock or other financial or non-financial benefits;

8) Any other act or practice that impairs or attempts to impair my independence, objectivity, or impartiality or violates law or regulation, including, but not limited to, the Truth in Lending Act (TILA) and Regulation Z, or the USPAP.

Signature: [signed]	Date: 08/31/2026
Appraiser's Name: Ryan L Paul	State License or Certification #: CR233358
State Title or Designation: Certified Residential	Expiration Date of License or Certification: 02/28/2027 — State: GA

Address of Property Appraised: 1160 Gable Ter, Jonesboro, GA 30236

05/13

Supplemental Addendum

File No. 26080568

Borrower	TIRIOS PROPCO SERIES LLC 1150 Gable						
Property Address	1160 Gable Ter						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						

This appraisal was prepared in accordance with the requirements of Title XI of the Financial Institutions, Reform, Recovery, and Enforcement Act (FIRREA) of 1989

SCOPE OF WORK

This appraisal report is prepared for HouseMax Funding / No AMC to estimate the market value of the subject property. The analysis consists of an interior and exterior inspection of the subject property, an exterior examination of the comparable properties, FMLS and MLS listings and sales, dialogue with agents, CoreLogic data, tax records, and public information.

ACCURACY OF PHYSICAL DATA USED IN THIS REPORT

Measurements were taken and reported to the nearest tenth of a foot and the final square footage calculations were reported to the nearest whole square foot per (ANSI Z765-2021).

Public record data in this market is very inaccurate. The gross living area (gla) for the subject and comparables may differ from public record by more than 10%. The measurements of the subject property within this report are considered to be accurate and are in adherence of the most recent ANSI (American National Standards Institute) measuring guidelines, as required by Fannie Mae and Freddie Mac. The gross living area of the subject property was derived from actual measurements by the appraiser as of the effective date of the appraisal and may not be similar to the living area reported on tax records. In the Atlanta market assessors report Gross Building Area (GBA) not Gross Living Area (GLA). The GBA reported on the tax record may be derived from plans or a field estimate taken from exterior-only measurements and may include unheated areas such as a garage or 2-story open foyers and family rooms. It also will include finished basements, detached spaces which are not part of the true GLA of the subject. Differentials of this nature are not uncommon and are attributed to inaccuracies within the public record data.

MARKET CONDITIONS

There is ample financing available in the market at this time with typical loans at 80% to 90% loan to value ratio. Interest rates of 4% to 9.5%, 0-3 discount points. Discount points are not a major factor in this area. There are some adjustable rate mortgages available. No unusual concessions were found. Typically adjustments are not made for seller paid concessions. On average in the Atlanta market, seller paid closing costs range between 0-5%, dollar for dollar adjustments for these concessions are not warranted.

ZONING COMPLIANCE

No survey has been provided to this appraiser which may reveal any encroachments, easements, zoning violations, flood zones, or other matters of interest that could warrant modifications of the appraised value. Appraised value is predicated on the assumption that the subject site constitutes a legal "lot of record" and is in compliance with all local, state and federal ordinances, acts and/or regulations. Each municipality will have different zoning and building ordinances which can be extremely detailed. Statements regarding these ordinances are intended only in the most general sense. The subject is zoned for single-family use and is being used as such. Only in this general sense is it considered to legally comply with the local zoning ordinance. The appraiser has not made a detailed comparison of every property characteristic relative to local zoning and building ordinances that affect this property.

HIGHEST AND BEST USE

To determine the Highest and Best use of the subject property as improved, the appraiser conducted a thorough analysis. The analysis consisted of an inspection of the property, a study of the neighborhood, region and trends. The site's physical attributes and surrounding development were also considered. It is the appraiser's opinion that the Highest and Best use for the subjects site, as improved, is for the continued use as a single-family residence.

Borrower	TIRIOS PROPCO SERIES LLC 1150 Gable						
Property Address	1160 Gable Ter						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						

ADVERSE SITE CONDITIONS AND/OR EXTERNAL FACTORS

Surface drainage appeared to be adequate at the time of inspection; however, due to seasonal variations, subsurface drainage conditions are unknown. No adverse easements or encroachments noted at the time of inspection. Lender should rely on survey and title policy for accurate determination.

PROPERTY CONDITION

This appraisal is NOT to be construed as a full property inspection of the type intended to reveal defects in mechanical systems, structural integrity, roofing, siding, or any other property component. The appraiser is not an expert in these areas. Statements regarding condition, especially those pertaining to heating and cooling systems, are based on superficial observations only. The appraisal report should not be relied upon to disclose the condition of the property or the presence/absence of any defects. The client is encouraged to employ qualified experts to inspect and address any areas of concern. The market value estimates may be modified if negative conditions are discovered and the appraiser is informed of these conditions. A routine appraisal observation of the property and any improvements is for the purpose of establishing the market value of the property.

• **URAR: Sales Comparison Analysis - Summary of Sales Comparison Approach**

Comparable sales are chosen and adjusted according to effective age not actual age. An effective age of the subject is determined and comparables are analyzed using that age not actual year built. All comparables chosen are similar in effective age and adjusted accordingly. We are asked to report actual age within the report for the comparables. If an adjustment is deemed necessary it is made in comparison to effective age and a detailed explanation will be given. If no adjustments are made all comparables are similar in effective age to the subject.

All comparables and listings used have been adjusted accordingly. A figure of $50 a square foot for above grade living area has been used. Bathrooms have been adjusted at $10,000. Basements have been adjusted at $15 a square foot for below grade area and $25 a square foot for the finished areas. This has been reported as one final total for the differences between the unfinished and finished areas in comparison to the subject.
With comparable seller concessions being within the market of 0%-6% of the sales price no adjustment is required.

Ideally, the appraiser uses the principle of substitution, identifying properties that have sold within the market that are reasonable substitutes for the subject property. As market-derived, relevant characteristics within the sales grid for each of the comparable properties are compared to the subject property, each of the differences found with the comparables are considered and adjusted where appropriate to mirror the subject. Only those differences that are recognized by the majority of buyers willing to pay more or less for the improvement are adjusted upward or downward in terms of price within the market of the subject property. These items are then adjusted for within the sales comparison grid.

In determining adjustments for the sales analysis within the form, the appraiser researches the market for paired or matched sales within the market. These sales must be as nearly identical as possible so that the appraisal can readily isolate small differences and determine from nearly identical properties what the market is willing to pay for a difference between the subject property and a comparable used within the sales analysis.

Although it is nearly impossible to perform an objective paired-sales analysis on every comparable for every difference to the subject property, this is the basis for which adjustments are to be derived within the market. In highly unique properties, in which there are significant differences between the subject and comparable properties, a matched-pair or paired-sales analysis to determine adjustments for the sales comparison grid may be nearly impossible.

Appraisers instead use expertise garnered from completing years of appraisals, researching current market data and in direct contact with local realtors as the source for making market-based estimates for the adjustment to each of the comparable sales within the sales

Borrower	TIRIOS PROPCO SERIES LLC 1150 Gable						
Property Address	1160 Gable Ter						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						

comparison analysis.

ADDITIONAL COMMENTS

Typically, GLA adjustments are based on approximately 20% - 50% of the average Sale Price/Gross Liv. Area for the closed comparable sales provided, with basements being approximately 10% - 50% of the GLA adjustment. Other adjustments are based on paired sales, regression, and historical data for the area. Some adjustments may be rounded. The appraiser has made every effort to adjust based on statistics, historical analysis, regression analysis, and market trends; however, not every aspect of the appraisal process can be scientifically defined and the appraiser can not anticipate, nor adjust, for human emotion or personal preference.

The intended use of this report is not for a statistical study or any other use other than the Intended Use defined by the Engagement Letter. Alternative use may result in legal action if damages occur. End user assumes all liability in this regard.

No adjustment is applied for fireplaces as they can be decorative, non-functioning, or similar in utility to a space heater and there is little evidence that they contribute to value.

Covid-19: As of the effective date, the long term impact on the market from the COVID-19 virus is unknown; however, the market has demonstrated over the past 2+ years of the virus that there is no negative impact on marketability or value. This assumption has been taken into consideration with regards to the estimate of reasonable exposure time.

E&O on file with client/AMC.

The subject's roof appears to have remaining life in excess of 2 years.

The market did not appear to warrant any adjustments for nominal differences in lot size.

The subject's market area exceeds a 1 mile radius and is bisected by moderate to heavily traveled thoroughfares. This does not affect the marketability of the subject as homes within this area are considered equally marketable and have similar access to restaurants, retail, and recreation facilities.

• URAR: Reconciliation - Reconciliation and Final Value Conclusion

The estimate of value has been concluded by analyzing the subject's market area and by analyzing current sales and listings of homes comparable to the subject. The income approach was not utilized due to the lack of rental information and the neighborhood being predominately owner occupied. The cost approach is deemed unreliable in homes older than one year.

The values indicated by the comparable sales displayed were reconciled into a single value by giving the most weight to the comparable sales most similar to the subject, based on their gross adjustments, and proportionately less weight to the comparable sales that are less similar to the subject. This is not merely a mechanical process, but instead incorporates all the judgment and consideration given during the adjustment phase of the appraisal.

Subject has all required smoke and/or C/O detectors present at inspection, required by law.

FNMA Appraisal Market Areas

To promote consistency and transparency in appraisal reports, Fannie Mae, in collaboration with Freddie Mac, is updating requirements related to the Market Area analysis of the appraisal report and implementing standardized definitions for the terms "Neighborhood" and "Market Area."

The Selling Guide is being updated to include these new definitions in the Glossary.

Additional guidance and requirements are provided for the following:

• Selection of comparable sales;
Comparables were selected based on GLA, location, condition, bathroom count, quality, and relevance to the assignment.

• Establish a minimum timeframe of 12 months from which the overall market trend must be derived;
Market trends (both competing and neighborhood) are based on data within the past 1000 days for homes within 2 miles of the subject (neighborhood), and within the subject's defined boundaries and comparable selection parameters (see 1004mc for details).

• Identify that the overall market trend may be different from the adjustments applied to individual comparable sales;
Adjustments are applied based on comparable sale trends as identified by paired sales analysis trend sheet and FMLS/MLS data.

• Include an illustration of the methodology used to determine specific comparable sale time adjustments for changes in market conditions; and

Borrower	TIRIOS PROPCO SERIES LLC 1150 Gable						
Property Address	1160 Gable Ter						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						

Based on paired sales and market trends analysis, time adjustments are not supported and not applied.

• The appraiser must report the market analysis that supports both the indicated overall market trend and market derived time adjustments for changes in market conditions.
Time adjustments not supported and not applied.

Outliers appear to be extensively renovated homes and homes in need of repair.

Exposure Time Reporting Requirement:

THE ESTIMATED EXPOSURE TIME FOR THE SUBJECT PROPERTY IS 0-6 MONTHS.

This contents of this report constitute a Real Estate Appraisal, and is limited to the individual home, townhome of condominium unit identified in this report.
A Real Estate Appraisal is not an engineers report, and does not inspect or examine any common area, parking garage, pool or foundation associated with a condominium building, townhome or cooperative apartment.
A Real Estate Appraiser is not qualified to examine, inspect or report on the structural integrity of condominium buildings and cannot offer an opinion in regards to these matters.

Reconciliation Addendum

File No. 26080568

Borrower	TIRIOS PROPCO SERIES LLC 1150 Gable						
Property Address	1160 Gable Ter						
City	Jonesboro	County	Clayton	State	GA	Zip Code	30236
Lender/Client	HouseMax Funding						

· Comparable Summary

Comparables Summary & Estimated Indicated Value

	Sale Price	Net Adj %	Grs Adj %	Ind Value	Weight
Comp #1:	240,000	2.1	2.1	245,000	32.03
Comp #2:	312,000	16.2	16.2	261,550	23.31
Comp #3:	273,000	8.8	16.8	248,950	22.94
Comp #4:	295,000	15.4	18.8	249,550	21.72
Comp #5:	305,000	9.3	9.3	276,650	
Comp #6:	307,500	8.1	8.1	282,500	

ESTIMATED INDICATED VALUE OF THE SUBJECT: 251,000

· Indicated Weight Value

Estimated indicated value is determined by using the Gross Adjustment of sale price for each comparable as a measure of the relative quality of the comp. The Indicated Value is derived by multiplying the weight of each comp by the Adjusted Sale Price of that comp, repeating for each property, then adding them all together. This weighted average is used as the indicated value of the subject.

As with any method, this technique is not perfect.However, it does do a very good job of giving more weight to the most similar comps while at the same time minimizing values near the extremes of the indicated value range.

Appraisers License - RLP

STATE OF GEORGIA
REAL ESTATE APPRAISERS BOARD

RYAN LOUIS PAUL

233358

IS AUTHORIZED TO TRANSACT BUSINESS IN GEORGIA AS A

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THE PRIVILEGE AND RESPONSIBILITIES OF THIS APPRAISER CLASSIFICATION SHALL CONTINUE IN EFFECT AS LONG AS THE APPRAISER PAYS REQUIRED APPRAISER FEES AND COMPLIES WITH ALL OTHER REQUIREMENTS OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, CHAPTER 43-39-A. THE APPRAISER IS SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL FEES ON A TIMELY BASIS.

D. SCOTT MURPHY
Chairperson

Vice Chairperson

MARLON L. DAY
WILLIAM A. MURRAY
JOHN P. SMITHMYER
KEITH STONE

1227554776773053

RYAN LOUIS PAUL

#	233358	
Status	ACTIVE	**END OF RENEWAL** 02/28/2027

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

LYNN DEMPSEY
Real Estate Commissioner

1227554776773053

RYAN LOUIS PAUL

#	233358	
Status	ACTIVE	**END OF RENEWAL** 02/28/2027

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

LYNN DEMPSEY
Real Estate Commissioner

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